UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
 (Date of earliest event reported)
November 24, 2009

SNOWDON RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52813
(State or other jurisdiction of incorporation)	(Commission File No.)

789 West Pender Street, Suite 1010
Vancouver, British Columbia
Canada   V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 606-7979
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 24, 2009, Snowdon Resources Corporation (“Snowdon”) entered into an agreement with Vorticom Inc. whereby Vorticom will serve as public relations counsel for Snowdon beginning December 1, 2009 for a twelve month period. Under the terms of the agreement, the consideration to be provided to Vorticom consists of 250,000 restricted common Snowdon shares, to be issued at the start of the engagement, a cash fee of $4,000 per month, and $500 monthly for media monitoring and live media database.

The agreement may be renewed for a further 12 months in the final month of the initial term and may be canceled by either party in writing with 30 days notice.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 1st day of December, 2009.

SNOWDON RESOURCES CORPORATION

BY:	R.M. Baker
Robert M. Baker
Chief Executive Officer